EXHIBIT (a)(1)(E)
OFFER TO PURCHASE FOR CASH

ALL OUTSTANDING SHARES OF COMMON STOCK

OF

HOME DIAGNOSTICS, INC.

AT

$11.50 NET PER SHARE

BY

NIPPON PRODUCT ACQUISITION CORPORATION
a wholly-owned subsidiary

OF

NIPRO CORPORATION

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, EASTERN TIME, ON THURSDAY, MARCH 11, 2010, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase dated February 11, 2010 (the “Offer to Purchase”), and the related Letter of Transmittal, relating to an offer by Nippon Product Acquisition Corporation, a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of Nipro Corporation, a corporation organized under the laws of Japan (the “Parent”), to purchase for cash all of the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Home Diagnostics, Inc., a Delaware corporation (the “Company”), at a purchase price of $11.50 per Share, net to the seller in cash, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related letter of transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase and the Letter of Transmittal, collectively constitute the “Offer”) enclosed herewith. Holders of Shares whose certificates representing such Shares (the “Certificates”) are not immediately available or who cannot deliver their Certificates and all other required documents to the Depositary (as defined in the Offer to Purchase) on or prior to the Expiration Time (as defined in the Offer to Purchase), or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Shares according to the guaranteed delivery procedures set forth in Section 3 — “Procedures for Accepting the Offer and Tendering Shares” of the Offer to Purchase.

We are the holder of record of Shares held by us for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish to have us tender on your behalf any or all of such Shares held by us for your account, pursuant to the terms and subject to the conditions set forth in the Offer to Purchase.

Your attention is directed to the following:

1. The Offer price is $11.50 per Share, net to the seller in cash, without interest and subject to any required withholding taxes.

2. The Offer is made for all issued and outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger dated as of February 2, 2010, by and among the Parent, the Purchaser and the Company (the “Merger Agreement”). The Merger Agreement provides, among other things, for the making of the Offer by the Purchaser, and further provides that, following the completion of the Offer, upon the terms and subject to the conditions of the Merger Agreement, and in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), the Purchaser will be merged with and into the Company (the “Merger”). Following the effective time of the Merger, the Company will continue as the surviving corporation and become a wholly-owned subsidiary of Nipro and the separate corporate existence of the Purchaser will cease.

During a meeting held on February 2, 2010, the Board of Directors of the Company unanimously (i) determined that the Merger Agreement and the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in the Merger Agreement are advisable, (ii) determined that the Merger Agreement and the Transactions, including the Offer, the Top-Up Option (as defined in the Offer to Purchase) and the Merger, taken together, are fair to and in the best interests of the Company and its stockholders, (iii) approved the Merger Agreement and the “agreement of merger” contained therein in accordance with the DGCL, (iv) directed that the “agreement of merger” contained in the Merger Agreement be submitted to the stockholders of the Company for their consideration and adoption, unless the Merger contemplated thereby is consummated in accordance with Section 253 of the DGCL, (v) authorized the grant of the Top-Up Option and the issuance of the Top-Up Option Shares (as defined in the Offer to Purchase) upon the exercise thereof to the extent contemplated by the Merger Agreement, (vi) elected, to the extent permitted by applicable law, to make inapplicable to the execution, delivery, performance and consummation of the Merger Agreement and the Transactions, including the Offer, the Top-Up Option and the Merger, the provisions of Section 203 of the DGCL, and (vii) recommended that the stockholders of the Company accept the Offer and tender their Shares to the Purchaser pursuant to the Offer, and adopt and approve the Merger Agreement and the Merger if the Merger Agreement and the Merger are submitted to a vote of the stockholders.

5. The Offer and withdrawal rights will expire at 12:00 midnight, New York City time, on Thursday, March 11, 2010, unless the Offer is extended.

6. Tendering stockholders will not be obligated to pay brokerage fees or commissions or, except as set forth in Instruction 6 of the Letter of Transmittal, stock transfer taxes on the purchase of Shares pursuant to the Offer.

7. The Offer is conditioned, among other things, upon (i) a majority of the Shares having been validly tendered, and not properly withdrawn, in response to the Offer (also referred to as the “Minimum Condition,” as further described in Section 15 — “Certain Conditions of the Offer” of the Offer to Purchase) and (ii) there not having been a Company Material Adverse Effect (as defined and described in Section 15 — “Certain Conditions of the Offer” of the Offer to Purchase). The Offer is not subject to a financing condition. The Offer is also subject to other important conditions set forth in this Offer to Purchase. See Section 15 — “Certain Conditions of the Offer” of the Offer to Purchase.

The Offer is being made solely by the Offer to Purchase and the related Letter of Transmittal, and is being made to all holders of Shares. The Parent and the Purchaser are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If the Parent and the Purchaser become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, the Parent and the Purchaser will make a good faith effort to comply with that state statute. If, after a good faith effort, the Parent and the Purchaser cannot comply with the state statute, the Purchaser will not make the Offer to, nor will the Purchaser accept tenders from or on behalf of, the Company stockholders in that state.

If you wish to have us tender any or all of the Shares held by us for your account, please instruct us by completing, executing and returning to us the instruction form contained in this letter. If you authorize a tender of your Shares, all such Shares will be tendered unless otherwise specified in such instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf on or prior to the expiration of the Offer.

INSTRUCTIONS WITH RESPECT TO THE
OFFER TO PURCHASE FOR CASH
ALL OUTSTANDING SHARES OF COMMON STOCK

OF

HOME DIAGNOSTICS, INC.

BY

NIPPON PRODUCT ACQUISITION CORPORATION
a wholly-owned subsidiary

OF

NIPRO CORPORATION

AT

$11.50 NET PER SHARE

The undersigned acknowledge(s) receipt of your letter enclosing the Offer to Purchase dated February 11, 2010 (the “Offer to Purchase”), and the related letter of transmittal (the “Letter of Transmittal”), pursuant to an offer by Nippon Product Acquisition Corporation, a Delaware corporation (the “Purchaser”) and a wholly-owned subsidiary of Nipro Corporation, a corporation organized under the laws of Japan (the “Parent”), to purchase for cash all the outstanding shares of common stock, par value $0.01 per share (the “Shares”), of Home Diagnostics, Inc., a Delaware corporation (the “Company”), at a purchase price of $11.50 per Share, net to the seller in cash, without interest and subject to any required withholding taxes, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or, if no number is indicated below, all Shares) which are held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal furnished to the undersigned.

Account Number
Number of Shares to be Tendered*:

The method of delivery of this document is at the election and risk of the tendering stockholder. If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

Dated:                    , 2010

SIGN HERE

Signature(s)

Print Name(s)

Address(es)

Area Code and Telephone Number(s)

Tax Identification or Social Security Number(s)

* Unless otherwise indicated, it will be assumed that all of your Shares held by us for your account are to be tendered.

2